Calculation of Filing Fee Tables
S-3
BKV Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Preferred stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Debt	Debt Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Other	Guarantees of Debt Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Other	Rights	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Other	Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Other	Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	8	Other	Unallocated (Universal Shelf)	457(o)			$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees to be Paid	9	Equity	Secondary Offering: Common stock, par value $0.01 per share	Other	63,877,614	$ 22.50	$ 1,437,246,315.00	0.0001381	$ 198,483.72
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,437,246,315.00		$ 336,583.72
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 336,583.72
Offering Note
[1]	a. An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for any securities issued upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. b. Estimated solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $1,250,000,000.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable.

[5]	See Note 1.

[6]	See Note 1.

[7]	See Note 1.

[8]	See Note 1.

[9]	1a. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock being registered hereunder include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock. 1b. With respect to the offering of shares of our common stock by selling security holders, the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the holder of such security. 1c. Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low reported sales prices of our common stock on September 24, 2025 (a date within five business days prior to the filing of this registration statement), as quoted on The New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A